Exhibit 99.2

Seneca Meadows Inc.

Unaudited Financial Statements

Seneca Meadows, Inc.

Balance Sheets

(Unaudited)

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$5,409,833	$6,742,432
Accounts receivable-trade, less allowance of $132,000 at September 30, 2003 and December 31, 2002	6,834,184	6,018,852
Prepaid expenses and other current assets	307,232	56,160
Total current assets	12,551,249	12,817,444

Property and equipment, net of accumulated depreciation and depletion of $48,503,000 and $39,350,000 at September 30, 2003 and December 31, 2002, respectively	15,453,240	7,057,482
Restricted investments held for landfill closure/post closure obligations	24,876,528	24,138,509
Interest receivable-restricted investments	299,680	382,719
Other assets	45,000	45,000
Total assets	$53,225,697	$44,441,154

Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable-trade	$2,331,573	$1,538,535
Accrued expenses and other current liabilities	379,918	499,946
Current portion of long-term debt	1,286,888	1,113,608
Total current liabilities	3,998,379	3,152,089

Long-term debt	758,425	475,014
Accrued environmental and landfill costs	44,174,589	48,300,834
Other liabilities	77,722	77,722
Total liabilities	49,009,115	52,005,659

Commitments and contingencies
Stockholder’s equity (deficit):
Common stock, par value $.001 at September 30, 2003 and December 31, 2002, respectively: Authorized shares: Class A-200, Class B - 6,000,000 at September 30, 2003 and December 31, 2002; issued shares: Class A - 1, Class B - 33,360 at September 30, 2003 and December 31, 2002; outstanding shares: Class A - 1, Class B - 26,820 at September 30, 2003 and December 31, 2002	33	33
Treasury stock, at cost, 6,540 shares at September 30, 2003 and December 31, 2002	(3,433,337)	(3,433,337)
Accumulated surplus (deficit)	6,145,701	(5,919,836)
Cumulative other comprehensive income	1,504,185	1,788,635
Total stockholder’s equity (deficit)	4,216,582	(7,564,505)

Total liabilities and stockholder’s equity (deficit)	$53,225,697	$44,441,154

See accompanying notes.

Seneca Meadows, Inc.

Statements of Income

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2003	2002	2003	2002

Services revenue	$36,662,278	$35,036,761	$13,552,243	$12,727,051
Costs and expenses:
Operating	9,103,505	8,238,769	3,190,189	2,470,692
General and administrative	3,740,642	2,972,316	1,270,436	939,064

Depreciation and depletion	7,632,300	5,108,994	2,777,504	1,864,847
	20,476,447	16,320,079	7,238,129	5,274,603

Income from operations	16,185,831	18,716,682	6,314,114	7,452,448
Interest income, net	807,897	857,542	223,375	303,692
Other income (expense)	107,339	122,626	(2,586)	(5,981)
Income before cumulative effect of change in accounting principle	17,101,067	19,696,850	6,534,903	7,750,159

Cumulative effect of change in accounting principle	12,967,468	—	—	—

Net income	30,068,535	19,696,850	6,534,903	7,750,159

Pro forma income before cumulative effect of change in accounting principle, assuming change in accounting principle described in Note 2 was applied retroactively	$17,101,067	$19,536,353	$6,534,903	$7,688,614

See accompanying notes.

Seneca Meadows, Inc.

Statements of Stockholder’s Equity (Deficit)

(Unaudited)

	Common Stock		Accumulated	Treasury Stock		Other
	Shares	Par Amount	Surplus (Deficit)	Shares	Cost	Comprehensive Income	Total

Balance at December 31, 2002	33,361	$33	$(5,919,836)	6,540	$(3,433,337)	$1,788,635	$(7,564,505)
Comprehensive income:
Net income	—	—	30,068,535	—	—	—	30,068,535
Unrealized (loss) on market value of investments held for sale	—	—	—	—	—	(284,450)	(284,450)
Comprehensive income	—	—	—	—	—	—	29,784,085
Distributions to shareholder	—	—	(18,002,998)	—	—	—	(18,002,998)
Balance at September 30, 2003	33,361	$33	$6,145,701	6,540	$(3,433,337)	$1,504,185	$4,216,582

See accompanying notes.

Seneca Meadows, Inc.

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2003	2002

Operating Activities
Net income	$30,068,535	$19,696,850
Cumulative effect of change in accounting principle	(12,967,468)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	7,632,300	5,108,994
Capping, closure and post-closure accretion	862,045	—
Realized gain on sale of securities	(111,707)	(159,740)
Provision for doubtful accounts	—	27,750
Changes in operating assets and liabilities:
Accounts receivable, net	(834,476)	116,221
Prepaid expenses and other current assets	(231,928)	56,795
Accounts payable	793,038	1,036,861
Accrued expenses and other liabilities	(120,028)	49,520
Closure and post-closure provision	—	1,174,471
Environmental remediation provision	269,612	273,113
Environmental remediation expenditures	(71,309)	(137,547)

Net cash provided by operating activities	25,288,614	27,243,288

Investing Activities:
Purchases of property and equipment	(8,247,183)	(7,201,405)
Sales (purchases) marketable securities, net	(827,720)	2,095,162
Net cash used in investing activities	(9,074,903)	(5,106,243)

Financing Activities:
Borrowings under long-term debt	1,389,941	1,607,822
Payments on long-term debt	(933,250)	(694,985)
Distributions to shareholder	(18,003,001)	(19,891,042)
Net cash used in financing activities	(17,546,310)	(18,978,205)

Net increase (decrease) in cash and cash equivalents	(1,332,599)	3,158,840
Cash and cash equivalents at beginning of year	6,742,432	2,657,313

Cash and cash equivalents at September 30	$5,409,833	$5,816,153

See accompanying notes

Seneca Meadows, Inc.

Notes to Financial Statements

(Unaudited)

1. Business and Organization

Seneca Meadows, Inc. (the Company) provides disposal services for non-hazardous, municipal solid waste (MSW) through the operation of its Seneca Meadows Landfill. During all periods covered, the Company was an S corporation.

Certain information related to the Company’s organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  In the opinion of management, these unaudited condensed financial statements reflect all material adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the results of operations for the periods presented, and the disclosures herein are adequate to make the information presented not misleading.  Operating results for interim periods are not necessarily indicative of the results for full years.

2. Summary of Significant Accounting Policies

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations.  SFAS No. 143 applies to all legally enforceable obligations associated with the retirement of tangible long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS No. 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.  The Company adopted SFAS No. 143 effective January 1, 2003.

The following table summarizes the pro forma impact to net income for the nine months and three months ended September 30, 2002 of the accounting change implemented beginning January 1, 2003:

	Nine Months Ended September 30,	Three Months Ended September 30,

Reported net income	$19,696,850	$7,750,159
Adoption of SFAS No. 143	(160,497)	(61,545)
Pro forma net income	$19,536,353	$7,688,614

The application of SFAS No. 143 decreased income before cumulative effect of changes in accounting principle for the nine months ended September 30, 2003 by approximately $1,305,000 and decreased income before cumulative effect of changes in accounting principle for the three months ended September 30, 2003 by approximately $451,000.

The following table summarizes the impact on income from operations of applying the provisions of SFAS No. 143 on income before cumulative effect of change in accounting principle for the nine months and three months ended September 30, 2003.  The adoption of SFAS No. 143 had no impact on the Company’s cash flow.

	Nine Months Ended September 30,	Three Months Ended September 30,

Decrease to operating expense	$(516,000)	$(221,000)
Increase to depletion expense	1,821,000	672,000
Decrease to income from operations	$1,305,000	$451,000

While SFAS No. 143 impacts the accounting for the Company’s landfill operations, it does not change the basic landfill accounting followed historically by the Company along with others in the waste industry. In general, the waste industry has recognized expenses associated with both amortization of capitalized costs and future closure and post-closure obligations on a units-of-consumption basis as airspace is consumed over the life of the related landfill.

Under SFAS No. 143, costs associated with future final capping activities that occur during the operating life of a landfill, as well as closure and post closure activities are accounted for as asset retirement obligations on a discounted basis. The Company recognizes landfill retirement obligations that relate to closure and post-closure activities over the operating life of a landfill as landfill airspace is consumed and the obligation is incurred. The Company recognizes its final capping obligations on a discrete basis for each expected future final capping event over the number of tons of waste that each final capping event is expected to cover. The landfill retirement obligations are initially measured at estimated fair value. Fair value will be measured on a present value basis, using a credit-adjusted, risk-free rate, (currently 7.0%). Accretion is recorded on all landfill retirement obligations using the effective interest method. The Company amortizes landfill retirement costs arising from closure and post-closure obligations, which are capitalized as part of the landfill asset, on a units of consumption basis as airspace is consumed over the life of the related landfill.

The Company amortizes landfill retirement costs arising from final capping obligations, which are also capitalized as part of the landfill asset, on a units-of-consumption basis over the number of units (tons) of waste that each final capping event covers. The tables below set forth the significant changes between the Company’s historical and current (effective January 1, 2003 upon the Company’s adoption of SFAS No. 143) landfill accounting practices and certain definitions related thereto:

Term	Historical Definition	Current Definition (Effective January 1, 2003)
Final Capping	Includes installation of flexible membrane and geosynthetic clay liners, drainage, compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed.	No change.

Closure

Includes last final capping event, construction of final portion of methane gas collection system, demobilization, and the routine maintenance costs incurred after site ceases to accept waste, but prior to being certified closed.

No change.

Post-closure	Includes routine monitoring and maintenance of a landfill after it has closed, ceased to accept waste and been certified as closed by the applicable state regulatory agency.	No change.

Discount Rate:	None.	Credit-adjusted, risk-free rate (currently at 7.0%).

Cost Estimates:	Cost was estimated based on performance, principally by third parties, with a small portion performed by us.	No change, except that the cost of any activities performed internally must be increased to represent an estimate of what a third party would charge to perform such activity.

Description	Historical Practice	Current Practice (Effective January 1, 2003)
Inflation:	Not applicable.	2.5% annually, effective January 1, 2003, based on the prior 10-year average.

Recognition of Assets and Liability:
Final Capping	Costs were capitalized as spent, except for the last final capping event that occurs after the landfill closes, which is accounted for as part of closure.

All final capping will be recorded as a liability and asset when incurred; the discounted cash flow associated with each final capping event is recorded to the accrued liability with a corresponding increase to landfill assets as airspace is consumed related to the specific final capping event. Spending is reflected as a change in liabilities within operating activities in the statement of cash flows.

Closure and post-closure

Accrued over the life of the landfill, the undiscounted cash flow associated with such liabilities is recorded to accrued liabilities, with a corresponding charge to cost of operations as airspace is consumed.

Accrued over the life of the landfill; the discounted cash flow associated with such liabilities is recorded to accrued liabilities, with a corresponding increase in landfill assets as airspace is consumed.

Statement of Operations Expense:

Liability accrual	Expense charged to cost of operations at same amount accrued to liability.	Not applicable.

Landfill asset amortization	Not applicable.	The landfill asset is amortized to depreciation and depletion expense as airspace is consumed over life of specific final capping event or life of landfill for closure and post-closure.

Accretion	Not applicable.	Expense, charged to cost of operations, is accreted at credit-adjusted, risk-free rate (initially 7.0%) under the effective interest method.

Property and Equipment

Property and equipment are stated at cost. Improvements or betterments which significantly extend the life, or add to the utility, of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred.

The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and any resulting gain or loss is reflected in the Statements of Income.

Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets as follows:

Years
Vehicles	5
Machinery and equipment	5-7
Furniture and office equipment	5-7
Buildings and improvements	19-39

The Company assumes no salvage value for its depreciable property and equipment. Depreciation expense on property and equipment was approximately $1,616,029 and $1,522,486 for the nine months ended September 30, 2003 and 2002, respectively, and approximately $553,967 and $489,547 for the three months ending September 30, 2003 and 2002, respectively.

Landfill and landfill improvements are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain landfill permits and direct costs incurred to construct and develop the site. All indirect landfill development costs are expensed as incurred. Depletion expense was approximately $6,016,271 and $3,586,508 for the nine months ended September 30, 2003 and 2002, respectively, and approximately $2,223,537 and $1,375,300 for the three months ending September 30, 2003 and 2002, respectively.

Property and equipment consisted of the following at September 30, 2003 and December 31, 2002:

	September 30, 2003	December 31, 2002

Land and landfill	$47,141,504	$31,060,542
Vehicles	783,470	804,970
Machinery and equipment	13,632,071	12,084,520
Furniture and office equipment	587,333	584,435
Buildings and improvements	1,812,045	1,873,245

	63,956,423	46,407,712
Less accumulated depreciation and depletion	(48,503,183)	(39,350,230)
	$5,453,240	$7,057,482

Accrued Expenses and Other Current Liabilities

The following is a summary of accrued expenses and other current liabilities at September 30, 2003 and December 31, 2002:

	September 30, 2003	December 31, 2002

Accrued payroll and other employee related liabilities	$343,206	$312,980
Other	36,712	186,966
	$379,918	$499,946

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed under provisions of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholder separately accounts for his pro rata shares of the Company’s items of income, deductions, losses and credits.

3. Landfill and Accrued Environmental Remediation Costs

Final Capping, Closure and Post-Closure Obligations

The Company has material financial commitments for final capping, closure and post-closure obligations with respect to its landfill.  The Company develops its estimates of final capping, closure and post-closure obligations using input from its engineers and accountants.  The Company’s estimates are based on its interpretation of current requirements and are intended to approximate fair value.  Absent quoted market prices, the estimate of fair value should be based on the best available information, including the results of present value techniques.  In general, the Company contracts with third parties to fulfill most of its obligations for final capping, closure and post-closure.  Accordingly, the fair market value of these obligations is based upon quoted and actual prices paid for similar work.  The Company intends to perform some of these capping, closure and post-closure activities using internal resources.  Where internal resources are expected to be used to fulfill an asset retirement obligation, the Company has added a profit margin to the estimated cost of such services to better reflect their fair market value.  When the Company then performs these services internally, the added profit margin is recognized as a component of operating income in the period earned.  An estimate of fair value should include the price that marketplace participants are able to receive for bearing the uncertainties in cash flows.  However, when utilizing discounted cash flow techniques, reliable estimates of market premiums may not be obtainable.  In the waste industry there is no market that exists for selling the responsibility for final capping, closure and post-closure independent of selling the landfill in its entirety.  Accordingly, the Company believes that it is not possible to develop a methodology to reliably estimate a market risk premium and have excluded a market risk premium from its determination of expected cash flows for landfill asset retirement obligations.

Once the Company has determined the final capping, closure and post-closure costs, the Company then inflates those costs to the expected time of payment and discounts those expected future costs back to present value.  The Company inflates these costs in current dollars until the expected time of payment using an inflation rate of 2.5% annually and discounts these costs to present value using a credit-adjusted, risk-free discount rate of 7.0%.  The Company reviewed the inflation rate to be used for 2003 and determined that a rate of 2.5%, which is the rate used by most waste industry participants, was appropriate.  The credit-adjusted, risk-free rate is based on the risk-free interest rate on obligations of similar maturity adjusted for the Company’s credit rating.  Changes in the Company’s credit-adjusted, risk-free rate do not change recorded liabilities, but subsequently recognized obligations are measured using the revised credit-adjusted risk-free rate.

Management reviews the estimates of the Company’s obligations at least annually.  Significant changes in inflation rates and the amount and timing of future final capping, closure and post-closure cost estimates typically result in both (i) a current adjustment to the recorded liability (and corresponding adjustment to the landfill asset), based on the landfill’s capacity consumed, and (ii) a change in liability and asset amounts to be recorded prospectively over the remaining capacity of the landfill.

The Company records the estimated fair value of final capping, closure and post-closure liabilities for its landfills based on the respective final capping or landfill capacities consumed through the current period.  The liability and corresponding asset are recorded on a per-ton basis.  The estimated fair value of each final capping event will be fully accrued when the tons associated with such capping event have been disposed in the landfill.  Additionally, the estimated fair value of total final capping, closure and post-closure costs will be fully accrued for the landfill at the time the site discontinues accepting waste and is closed.  Closure and post-closure accruals include estimates for methane gas control, leachate management and ground-water monitoring and other operational and maintenance costs to be incurred after the site discontinues accepting waste, which is generally expected to be for a period of up to thirty years after final site closure.  Daily maintenance activities, which include many of these costs, are incurred during the operating life of the landfill and are expensed as incurred.  Daily maintenance activities include leachate disposal; surface water, groundwater, and methane gas monitoring and maintenance; other pollution control activities; mowing and fertilizing the landfill cap; fence and road maintenance; and third party inspection and reporting costs.

Accretion on final capping, closure and post-closure liabilities is recorded using the effective interest method and is recorded as final capping, closure and post-closure expense, which is included in operating costs on the income statement.

In the United States, the closure and post-closure requirements are established by the Environmental Protection Agency’s (“EPA”) Subtitle C and D regulations, as implemented and applied on a state-by-state basis.  The costs to comply with these requirements could increase in the future as a result of legislation or regulation.

The changes to landfill liabilities related to final capping, closure, post-closure and other obligations are as follows:

	Final Capping, Post-Closure Obligations	Environmental Remediation Obligations	Total

Balance at December 31, 2002	$22,843,091	$25,457,743	$48,300,834
Cumulative effect of change in accounting principle	(7,652,395)	—	(7,652,395)
Obligations incurred	2,465,802	269,612	2,735,414
Obligations settled	(71,309)	—	(71,309)
Accretion	862,045	—	862,045
Balance at September 30, 2003	$18,447,234	$25,727,355	$44,174,589

Balance at December 31, 2001	21,190,249	21,943,204	$43,133,453
Obligations incurred	1,174,471	273,113	1,447,584
Obligations settled	—	(137,547)	(137,547)
Balance at September 30, 2002	$22,364,720	$22,078,770	$44,443,490

4. Commitments and Contingencies

The Company’s business activities are conducted in the context of a developing and changing statutory and regulatory framework. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures, which may be required to obtain or retain the applicable permits or comply with applicable regulations, could be significant. Any revocation, modification or denial of permits could have a material adverse effect on the Company.

The Company is subject to liability for any environmental damage that its solid waste facility may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such facility by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors. Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company is subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens’ groups or adjacent landowners or residents in connection with the permitting and licensing of the landfill, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

As part of a Host Community Agreement (HCA) between the Company and the Town of Seneca Falls in which the landfill is located, the Company has agreed to guarantee the market value of certain homeowners’ properties within a certain distance of the landfill based on a Property Value Protection Program (PVPP) incorporated into the HCA. Under the PVPP, the Company would be responsible for the difference between the sale value and the hypothetical market value of the homeowners’ properties assuming a previously approved expansion of the landfill had not been approved, if any. The Company does not believe it is possible to determine the contingent obligation associated with the PVPP guarantees, but does not believe it would have a material effect on the Company’s financial position or results of operations. As of September 30, 2003, the Company has not been required to compensate any homeowner under the PVPP.

In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the landfill. However, as of September 30, 2003, there were no proceedings or litigation involving the Company that the Company believed would have a material adverse impact on its business, financial condition, results of operations or cash flows.

5. Environmental Remediation Liabilities

The Company is the owner of an inactive landfill (hereinafter referred to as Tantalo) that has been identified by the State of New York as an Inactive Hazardous Waste Disposal Site (IHWDS). Tantalo is a 26-acre IHWDS that stopped accepting waste in 1976. As part of the Company’s acquisition of the landfill, ownership of Tantalo was transferred to the Company in 1983. During its period of operation, the landfill received both municipal and industrial waste, some of which has been found to exhibit “hazardous” characteristics as defined by the US Resource Conservation and Recovery Act (RCRA). Past activities at Tantalo have resulted in the release of hazardous wastes into the groundwater. The Company has developed a remediation program for Tantalo in conjunction with the New York State Department of Environmental Conservation. The remediation program includes: installation of groundwater barriers, protective liner caps, leachate and gas collection systems and storm-water drainage controls, as well as methods to accelerate the decontamination process. As of September 30, 2003, the Company estimates it will incur approximately an additional $25,323,000 to complete the remediation project. The remediation costs, which are not discounted, are included in the Company’s liabilities at September 30, 2003 in “Accrued environmental and landfill costs”.

Estimates of the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ materially from current estimates. However, the Company believes that its extensive experience in the environmental services industry along with its use of third-party consulting engineers provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary. It is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies, or other factors could necessitate the recording of additional liabilities which could be material. The estimated environmental remediation liabilities have not been reduced for possible recoveries from other potentially responsible third parties.

6. Comprehensive Income

Total comprehensive income was $6,390,087 and $29,784,085 for the three and nine months ended September 30, 2003, respectively, and $8,288,592 and $20,368,317 for the three and nine months ended September 30, 2002, respectively.

7. Subsequent Events

On October 9, 2003, IESI Corporation acquired all of the outstanding stock, but excluding certain assets, of the Company, for approximately $185,000,000.